Exhibit 99.1

Clearwater Paper Reports Second Quarter 2024 Results
SPOKANE, Wash.--(BUSINESS WIRE)--August 6, 2024 --Clearwater Paper Corporation (NYSE:CLW), a premier supplier of bleached paperboard and quality consumer tissue today reported financial results for the second quarter and six months ended June 30, 2024.
SECOND QUARTER HIGHLIGHTS
•Continued strong demand in tissue, improved demand in paperboard
•Completed acquisition of Augusta paperboard manufacturing facility
•Net sales of $586 million, up 12% from the second quarter of last year, primarily driven by incremental sales volume from Augusta
•Net loss of $26 million, or $1.55 per diluted share compared to $30 million income, or $1.75 per diluted share in the second quarter of last year
•Adjusted EBITDA of $35 million, $36 million less than second quarter of last year, driven by the $32 million impact from the planned major maintenance at the Lewiston, Idaho facility
"We completed the acquisition of the Augusta facility in May and our integration is on track. We are pleased with the quality of the assets and are committed to achieving our targeted synergies by the end of 2026,” said Arsen Kitch, president and chief executive officer. “Our tissue business continues to deliver outstanding performance, and we are expecting a gradual recovery in paperboard market demand in the coming quarters.”
STRATEGIC UPDATES
On July 22, 2024, the company announced that it has signed definitive agreements to sell its consumer products division (tissue business) to Sofidel America Corp. for $1.06 billion, subject to customary adjustments. The transaction is subject to regulatory approval other customary closing conditions and is currently expected to close in the fourth quarter of 2024.
“We thoroughly explored strategic options for our tissue business and believe that Sofidel will be well positioned to continue investing in these assets for long-term growth,” said Kitch. "This is a transformational time for Clearwater paper, and we are looking forward to the next chapter of value creation as we continue our strategy to scale and grow our paperboard business.”
OVERALL RESULTS
For the second quarter of 2024, Clearwater Paper reported net sales of $586 million compared to net sales of $525 million for the second quarter of 2023. Clearwater Paper reported a net loss for the second quarter of 2024 of $26 million, or $1.55 per diluted share, compared to net income for the second quarter of 2023 of $30 million, or $1.75 per diluted share. Adjusted EBITDA for the second quarter of 2024 was $35 million, compared to the second quarter of 2023 Adjusted EBITDA of $71 million.
For the first six months of 2024, Clearwater Paper reported net sales of $1.1 billion, a 3% increase compared to net sales of $1 billion for the first six months of 2023. Clearwater Paper reported a net loss for the first six months of 2024 of $9 million, or $0.52 per diluted share, compared to net income for the first six months of 2023 of $54 million, or $3.15 per diluted share. Adjusted EBITDA for the first six months of 2024 was $97 million, compared to the first six months of 2023 Adjusted EBITDA of $137 million.
Pulp and Paperboard Segment
Net sales in the Pulp and Paperboard segment were $334 million for the second quarter of 2024, up 23% compared to second quarter 2023 net sales of $272 million. Segment operating loss for the second quarter of 2024 was $12 million, compared to operating income of $42 million for the second quarter of 2023. Adjusted EBITDA for the segment was $11 million in the second quarter of 2024, compared to $51 million in the second quarter of 2023. The decrease in operating income and Adjusted EBITDA was driven by lower sales prices and the impacts of the company's planned major maintenance outage at its Lewiston, Idaho facility, partially offset by lower wood costs and an insurance recovery realized in the second quarter of 2024 related to a significant weather event at its Lewiston, Idaho facility which occurred in the first quarter of 2024.
Net sales in the Pulp and Paperboard segment were $578 million for the first six months of 2024, up 5% compared to net sales of $551 million in the first six months of 2023. Segment operating income for the first six months of 2024 was $13 million, compared to $99 million for the first six months of 2023. Adjusted EBITDA for the segment was $45 million in the first six months of 2024, compared to $118 million in the first six months of 2023. The decrease in operating income and Adjusted EBITDA was primarily driven by lower sales prices and the impacts of the company's planned major maintenance outage at its Lewiston Idaho facility, partially offset by lower wood costs.
Pulp and Paperboard Sales Volumes and Prices:
• Paperboard sales volumes were 272,585 tons in the second quarter of 2024, an increase of 46% compared to 186,160 tons in the second quarter of 2023. Paperboard sales volumes were 459,888 tons in the first six months of 2024, an increase of 22.5% compared to 375,558 tons in the first six months of 2023.
• Paperboard average net selling price decreased 14% to $1,216 per ton for the second quarter of 2024, compared to $1,413 per ton in the second quarter of 2023. Paperboard average net selling price decreased 13% to $1,244 per ton for the first six months of 2024, compared to $1,428 per ton in the first six months of 2023.
Consumer Products Segment
Net sales in the Consumer Products segment were $253 million for the second quarter of 2024, flat compared to second quarter 2023 net sales of $254 million. Segment operating income for the second quarter of 2024 was $27 million compared to operating income of $25 million in the second quarter of 2023. Adjusted EBITDA for the segment was $41 million in the second quarter of 2024, compared to $40 million in the second quarter of 2023. The increases in operating income and Adjusted EBITDA were driven by higher volumes and lower input costs partially offset by lower sales prices.
Net sales in the Consumer Products segment were $506 million for the first six months of 2024, up 1% compared to net sales of $502 million in the first six months of 2023. Segment operating income for the first six months of 2024 was $59 million compared to operating income of $29 million in the first six months of 2023. Adjusted EBITDA for the segment was $87 million in the first six months of 2024, compared to $59 million in the first six months of 2023. The increase in operating income and Adjusted EBITDA was driven by higher volumes and lower input costs offset by lower sales prices.
Retail Tissue Sales Volumes and Prices:
• Retail tissue volumes sold were 81,196 tons in the second quarter of 2024, an increase of 3% compared to 78,672 tons in the second quarter of 2023. Retail tissue volumes sold were 161,125 tons in the first six months of 2024, an increase of 4% compared to 155,520 tons in the first six months of 2023.
• Retail tissue average net selling price decreased 3% to $3,104 per ton in the second quarter of 2024, compared to $3,214 per ton in the second quarter of 2023. Retail tissue average net selling price decreased 3% to 3,121 per ton in the first six months of 2024, compared to $3,207 per ton in the first six months of 2023.
COMPANY OUTLOOK
“We remain confident in the long-term fundamentals of the paperboard market and expect gradual demand recovery for the balance of 2024 and into 2025. We currently expect to close the sale of our tissue business in the fourth quarter of 2024, subject to customary closing conditions and regulatory approval. Our plan is to use the proceeds to de-lever our balance sheet and continue executing our strategy to grow and diversify our paperboard product portfolio,” continued Kitch.

WEBCAST INFORMATION
Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time today. A live webcast and accompanying supplemental information will be available on the company's website. A replay of today's conference call will be available on the website beginning at 5:00 p.m. Pacific Time today.

ABOUT CLEARWATER PAPER
Clearwater Paper is a premier supplier of paperboard and private brand tissue. The company’s paperboard operations serve quality-conscious printers and packaging converters, with services that include custom sheeting, slitting, and cutting. The company’s tissue operations serve private brand market retail customers including grocery, club, mass merchants, and discount stores. Clearwater Paper’s employees build shareholder value by developing strong relationships through quality and service. For more information on Clearwater Paper, please visit our website at www.clearwaterpaper.com.
USE OF NON-GAAP MEASURES
In this press release, the company presents certain non-GAAP financial information for the second quarter and first six months of 2024 and 2023, including adjusted income and Adjusted EBITDA. Because these amounts are not in accordance with GAAP, reconciliations to net income as determined in accordance with GAAP are included in the tables at the end of this press release. The company presents these non-GAAP metrics because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses Adjusted EBITDA: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of the company's business strategies, and (iii) because the company's credit agreement and the indentures governing the company's outstanding notes use metrics similar to Adjusted EBITDA to measure the company's compliance with certain covenants.
FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding: the acquisition of the paperboard manufacturing facility and associated business in Augusta, Georgia; our expectations regarding tissue performance and paperboard demand; the expected timing and structure of the pending consumer products division (tissue business) sale transaction; the ability of the parties to complete the pending tissue business sale transaction considering the various closing conditions; the company’s paperboard strategy, including its plans to further scale and increase capacity utilization; the company’s plans for the proceeds from the pending tissue business sale transaction, including its plan to meaningfully de-lever its balance sheet; and the company’s expectation that paperboard represents the best opportunity for steady and sustainable value creation. These forward-looking statements are based on management’s current expectations, estimates, assumptions and projections that are subject to change. Our actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this press release. Factors that could cause or contribute to such material differences in actual results include, but are not limited to: one or more closing conditions to the pending tissue business sale transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise; the tissue business sale transaction may not be completed in the time frame expected by the parties, or at all; there may be unexpected costs, charges or expenses resulting from the pending tissue business sale transaction; there may be stockholder litigation in connection with the pending tissue business sale transaction or the acquisition of the Augusta, Georgia paperboard manufacturing facility or other settlements or investigations may affect the timing or occurrence of the pending tissue business sale transaction or result in significant costs of defense, indemnification and liability; our inability to realize the expected benefits of the Augusta, Georgia paperboard manufacturing facility acquisition because of integration difficulties or other challenges; risks relating to the integration of the Augusta, Georgia paperboard manufacturing facility and achievement of anticipated financial results and other benefits of the acquisition; competitive pricing pressures for our products, including as a result of capacity additions, demand reduction and the impact of foreign currency fluctuations on the pricing of products globally; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which we operate; manufacturing or operating disruptions, including equipment malfunctions and damage to our manufacturing facilities; the loss of, changes in prices in regard to, or reduction in, orders from a significant customer; changes in the cost and availability of wood fiber and wood pulp; changes in energy, chemicals, packaging and transportation costs and disruptions in transportation services impacting our ability to receive inputs or ship products to customers; reliance on a limited number of third-party suppliers, vendors and service providers required for the production of our products and our operations; changes in customer product preferences and competitors’ product offerings; cyber-security risks; larger competitors having operational, financial and other advantages; consolidation and vertical integration of converting operations in the paperboard industry; our ability to successfully execute capital projects and other activities to operate our assets, including effective maintenance, implement our operational efficiencies and realize higher throughput or lower costs; IT system disruptions and IT system implementation failures; labor disruptions; cyclical industry conditions; changes in expenses, required contributions and potential withdrawal costs associated with our pension plans; environmental liabilities or expenditures and climate change; our ability to attract, motivate, train and retain qualified and key personnel; our ability to service our debt obligations and restrictions on our business from debt covenants and terms; changes in our banking relations, or in our customer supply chain financing; negative changes in our credit agency ratings; changes in laws, regulations or industry standards affecting our business; and other risks and uncertainties described from time to time in the company’s public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company’s expectations after the date of this press release.

Clearwater Paper Corporation
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions, except per-share data)	2024	2023	2024	2023
Net sales	$586.4	$524.6	$1,082.6	$1,050.0
Costs and expenses:
Cost of sales	550.8	438.7	972.5	887.2
Selling, general and administrative expenses	38.0	39.1	74.3	75.1
Other operating (income) charges, net [1]	17.0	(0.4)	25.0	0.6
Total operating costs and expenses	605.9	477.3	1,071.7	962.9
Income (loss) from operations	(19.5)	47.3	10.9	87.1
Interest expense, net	(16.0)	(7.5)	(22.6)	(15.1)
Other non-operating income	0.3	0.1	0.7	0.2
Total non-operating expense	(15.7)	(7.4)	(21.9)	(14.9)
Income (loss) before income taxes	(35.2)	39.9	(11.0)	72.1
Income tax provision (benefit)	(9.4)	10.2	(2.4)	18.6
Net income (loss)	$(25.8)	$29.7	$(8.6)	$53.5

Net income (loss) per common share:
Basic	$(1.55)	$1.76	$(0.52)	$3.18
Diluted	(1.55)	1.75	(0.52)	3.15

Average shares outstanding (in thousands):
Basic	16,661	16,865	16,634	16,849
Diluted	16,661	16,958	16,634	17,003
1 Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 11 within Clearwater Paper's Form 10-Q filed with the SEC for the period ended June 30, 2024 for the detailed breakout of this amount.

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$39.6	$42.0
Receivables, net	255.8	184.5
Inventories, net	420.2	319.8
Other current assets	18.3	17.9
Total current assets	733.9	564.1
Property, plant and equipment, net	1,605.1	990.1
Goodwill and intangible assets, net	54.1	41.5
Other assets, net	85.3	76.1
Total assets	$2,478.4	$1,671.8

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$5.2	$0.8
Accounts payable and accrued liabilities	418.1	285.1
Total current liabilities	423.3	286.0
Long-term debt	1,137.9	462.3
Liability for pension and other postretirement employee benefits	54.7	55.7
Deferred tax liabilities and other long-term obligations	204.0	199.1
Total liabilities	1,819.8	1,003.0

Stockholders' equity:
Common stock	—	—
Additional paid-in capital	13.5	14.9
Retained earnings	675.8	684.5
Accumulated other comprehensive loss, net of tax	(30.7)	(30.7)
Total stockholders' equity	658.6	668.8
Total liabilities and stockholders' equity	$2,478.4	$1,671.8

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
(Unaudited)
	Quarter Ended June 30,		Six Months Ended June 30,
(In millions)	2024	2023	2024	2023
Operating activities
Net income (loss)	$(25.8)	$29.7	$(8.6)	$53.5
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	30.9	24.6	54.1	49.4
Equity-based compensation expense	4.7	1.5	8.1	3.4
Deferred taxes	(3.5)	(1.6)	(5.1)	(2.9)
Defined benefit pension and other postretirement employee benefits	(0.8)	(0.6)	(1.7)	(1.1)
Amortization of deferred debt costs	0.7	0.3	1.1	0.6
Loss on sale or impairment associated with assets	0.7	—	0.8	1.1
Changes in operating assets and liabilities, excluding the effects of acquired business:
Increase in accounts receivable	(65.6)	(7.7)	(57.8)	(14.1)
(Increase) decrease in inventories	9.2	5.3	1.0	(17.0)
(Increase) decrease in other current assets	2.3	5.4	—	5.8
Increase (decrease) in accounts payable and accrued liabilities	69.4	(10.7)	89.9	(42.5)
Other, net	(1.2)	(0.1)	(1.5)	0.6
Net cash flows provided by operating activities	21.1	46.0	80.3	36.9
Investing activities
Additions to property, plant and equipment, net	(18.1)	(12.8)	(36.6)	(34.3)
Acquisition of business	(708.2)	—	(708.2)	—
Net cash flows used in investing activities	(726.3)	(12.8)	(744.8)	(34.3)
Financing activities
Borrowings on long-term debt	726.7	—	723.5	12.0
Repayments of long-term debt	(30.3)	(0.2)	(50.5)	(12.5)
Repurchases of common stock	(3.0)	(8.4)	(3.5)	(10.1)
Payments of debt issuance costs	(4.1)	—	(4.5)	(0.1)
Other, net	0.2	(0.4)	(2.9)	(4.6)
Net cash flows provided by (used in) financing activities	689.6	(8.9)	662.1	(15.3)

Increase (decrease) in cash, cash equivalents	(15.6)	24.3	(2.4)	(12.7)
Cash and cash equivalents at beginning of period	55.2	17.4	42.0	54.4
Cash and cash equivalents at end of period	$39.6	$41.7	$39.6	$41.7

Clearwater Paper Corporation
Segment Information
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions)	2024	2023	2024	2023
Segment net sales:
Pulp and Paperboard	$333.6	$272.3	$578.1	$551.0
Consumer Products	252.8	253.6	505.9	502.0
Eliminations	—	(1.3)	(1.4)	(3.0)
Total segment net sales	$586.4	$524.6	$1,082.6	$1,050.0

Operating income (loss):
Pulp and Paperboard	$(12.2)	$42.0	$13.1	$99.1
Consumer Products	27.4	25.0	59.0	29.2
Corporate and eliminations	(17.7)	(20.1)	(36.2)	(40.6)
Other operating (income) charges, net [1]	(17.0)	0.4	(25.0)	(0.6)
Income (loss) from operations	$(19.5)	$47.3	$10.9	$87.1
1 Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 11 within Clearwater Paper's Form 10-Q filed with the SEC for the period ended June 30, 2024 for the detailed breakout of this amount.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions)	2024	2023	2024	2023
Net income (loss)	$(25.8)	$29.7	$(8.6)	$53.5
Add back:
Income tax provision (benefit)	(9.4)	10.2	(2.4)	18.6
Interest expense, net	16.0	7.5	22.6	15.1
Depreciation and amortization	30.9	24.6	54.1	49.4
Inventory revaluation on acquired business	6.8	—	6.8	—
Other operating (income) charges, net [1]	17.0	(0.4)	25.0	0.6
Other non-operating income	(0.3)	(0.1)	(0.7)	(0.2)
Adjusted EBITDA	$35.3	$71.5	$96.8	$137.2

Pulp and Paperboard segment income (loss)	$(12.2)	$42.0	$13.1	$99.1
Inventory revaluation on acquired business	6.8	—	6.8	—
Depreciation and amortization	16.5	9.3	24.8	18.5
Adjusted EBITDA Pulp and Paperboard	$11.1	$51.3	$44.8	$117.6

Consumer Products segment income	$27.4	$25.0	$59.0	$29.2
Depreciation and amortization	14.0	14.7	28.2	29.7
Adjusted EBITDA Consumer Products	$41.4	$39.7	$87.1	$58.9

Corporate and other expenses	$(17.7)	$(20.1)	$(36.2)	$(40.6)
Depreciation and amortization	0.5	0.6	1.1	1.2
Adjusted EBITDA Corporate and other	$(17.2)	$(19.5)	$(35.1)	$(39.3)

Pulp and Paperboard segment	$11.1	$51.3	$44.8	$117.6
Consumer Products segment	41.4	39.7	87.1	58.9
Corporate and other	(17.2)	(19.5)	(35.1)	(39.3)
Adjusted EBITDA	$35.3	$71.5	$96.8	$137.2
1 Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 11 within Clearwater Paper's Form 10-Q filed with the SEC for the period ended June 30, 2024 for the detailed breakout of this amount.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	June 30, 2024	March 31, 2024	December 31, 2023
Calculation of net debt:
Current portion of long-term debt	$5.2	$0.9	$0.8
Long-term debt	1,137.9	442.3	462.3
Add back:
Unamortized deferred debt costs	14.2	4.9	5.1
Less:
Cash and cash equivalents	39.6	55.2	42.0
Net debt	$1,117.6	$392.9	$426.3

Clearwater Paper Corporation

Investors contact:
Sloan Bohlen
Solebury Strategic Communications
509-344-5906
investorinfo@clearwaterpaper.com

News media:
Jules Joy, Director, Corporate Communications
509-344-5967
Julia.joy@clearwaterpaper.com